SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 14, 2007

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Integrated Silicon Solution, Inc. (“ISSI”), at the Annual Meeting of Stockholders on July 30, 2007, the stockholders of ISSI approved the adoption of the Integrated Silicon Solution, Inc. 2007 Incentive Compensation Plan (the “2007 Plan”).

The 2007 Plan is described in ISSI’s 2007 proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 29, 2007 in connection with the Annual Meeting of Stockholders held on July 30, 2007. The descriptions of the 2007 Plan set forth herein and in the proxy do not purport to be complete and are qualified in their entirety by reference to the full text of the 2007 Plan attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.

On August 14, 2007, ISSI adopted the following forms of agreements for use under the 2007 Plan: (i) Notice of Grant of Stock Option, (ii) Notice of Grant of Restricted Stock, and (iii) Notice of Grant of Restricted Stock Units. The material terms of each such form of agreement are discussed below.

Forms of Notice of Grant of Stock Option

The terms of the form of Notice of Grant of Stock Option provide for the grant of a right to purchase a number of shares of ISSI common stock subject to a vesting schedule. The participant must pay a purchase price per share equal to no less than 100% of the fair market value of ISSI common stock on the date of grant. The exercise price for shares of ISSI’s common stock subject to an option is payable either by cash, check or a formal cashless exercise program or some combination thereof. The participant must make satisfactory arrangements to cover applicable tax withholdings.

Shares subject to a stock option vest as determined by the 2007 Plan administrator and generally require the participant to continue as a service provider through the relevant vesting date. The 2007 Plan administrator also establishes the time at which options expire, but the expiration may not be later than ten years after the grant date.

A stock option recipient generally will not have any of the rights of an ISSI stockholder until shares of ISSI common stock are issued on the exercise of the stock option.

The description of the form of Stock Option Award Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Notice of Grant of Stock Option attached hereto as Exhibit 10.2 and incorporated herein by reference in its entirety.

Form of Notice of Grant of Restricted Stock Units

The terms of the form of Notice of Grant of Restricted Stock Units provide for the grant of a number of restricted stock units, which will be paid out in shares of ISSI common stock once the applicable vesting criteria have been met. No monetary payment is required in exchange for an award of restricted stock units pursuant to the form. The consideration for the restricted stock units is payable in the form of services to ISSI. No shares will be issued unless and until the participant has made satisfactory arrangements to cover applicable tax withholdings.

Restricted stock units vest as determined by the 2007 Plan administrator, subject to the 2007 Plan’s minimum vesting requirements, and generally require the participant to continue as a service provider through the relevant vesting date. Restricted stock units that have not vested upon the participant’s termination of service with ISSI for any or no reason will be forfeited at no cost to ISSI.

A restricted stock unit recipient generally will not have any of the rights or privileges of an ISSI stockholder until shares of ISSI common stock are issued in respect of the restricted stock unit in accordance with vesting criteria.

The description of the form of Notice of Grant of Restricted Stock Units set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Notice of Grant of Restricted Stock Units attached hereto as Exhibit 10.3 and incorporated herein by reference in its entirety.

Form of Notice of Grant of Restricted Stock

The terms of the form of Notice of Grant of Restricted Stock provide for the grant of shares of ISSI’s common stock. The recipient must make satisfactory arrangements to cover applicable tax withholdings. Shares of restricted stock vest as determined by the 2007 Plan administrator and generally require the participant to continue as a service provider through the relevant vesting date. Shares of restricted stock will be held in escrow and remain subject to forfeiture until they vest. Shares that have not vested upon the employee’s termination of service with ISSI will be forfeited and automatically transferred to and reacquired by ISSI.

A restricted stock award recipient generally will have the rights of an ISSI stockholder, including voting rights and the right to receive any cash dividends, with respect to the shares upon their issuance.

The description of the form of Notice of Stock Purchase Award set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Notice of Grant of Restricted Stock attached hereto as Exhibit 10.4 and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Integrated Silicon Solution, Inc. 2007 Incentive Compensation Plan

10.2	Form of Notice of Grant of Stock Option for the Integrated Silicon Solution, Inc. 2007 Incentive Compensation Plan

10.3	Form of Notice of Grant of Restricted Stock Units for the Integrated Silicon Solution, Inc. 2007 Incentive Compensation Plan

10.4	Form of Notice of Grant of Restricted Stock for the Integrated Silicon Solution, Inc. 2007 Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: August 14, 2007	/s/ SCOTT D. HOWARTH
Scott D. Howarth
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

10.1	Integrated Silicon Solution, Inc. 2007 Incentive Compensation Plan

10.2	Form of Notice of Grant of Stock Option for the Integrated Silicon Solution, Inc. 2007 Incentive Compensation Plan

10.3	Form of Notice of Grant of Restricted Stock Units for the Integrated Silicon Solution, Inc. 2007 Incentive Compensation Plan

10.4	Form of Notice of Grant of Restricted Stock for the Integrated Silicon Solution, Inc. 2007 Incentive Compensation Plan